Exhibit 32.2


                                 CERTIFICATION

In connection with the quarterly report of Movie Gallery, Inc. (the "Company") on Form 10-Q for the period ended April 2, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Mark D. Moreland, Interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the report.


Date:   May 12, 2006


/s/ Mark D. Moreland
-----------------------------------
Name: Mark D. Moreland
Its:  Interim Chief Financial
Officer